EXHIBIT 10.6

CONFIDENTIAL

Sent by DHL and anticipated by pdf

LivaNova PLC
Via Benigno Crespi, 17
Italy, 20159 Milano
Facsimile no.: +39 0269969513

To the attention of Maurizio Borelli, Director Treasury

Sorin Group Italia S.r.l.
Via Benigno Crespi,17
Italy, 20159 Milano
Facsimile no.: + 39 02 69969513

To the attention of the Finance Manager

JUOPS/SEE/RIG/mf no. 2020-0787
EIB – Corporate Use

Luxembourg, 21 aprile 2020

Subject:	GRUPPO SORIN R&D
(FI 83.445 - SERAPIS 2013-0335)
Finance Contract entered into by and between (i) the European Investment Bank and (ii) Sorin S.p.A., Sorin Group Italia S.r.l. and Sorin CRM S.A.S on 6 May 2014 in Luxembourg, as subsequently amended on 2 October 2015, 26 April 2018 and 6 June 2019 (the "Finance Contract 83.445")

LIVANOVA R&D
(FI 86.677 - SERAPIS 2016-0607)
Finance Contract entered into by and between (i) the European Investment Bank and (ii) Sorin Group Italia S.r.l., Sorin CRM S.A.S and LivaNova PLC on 21 June 2017 in Milan, on 23 June 2017 in Clamart, on 27 June 2017 in London and on 29 June 2017 in Luxembourg, as subsequently amended on 26 April 2008 and on 6 June 2019 (the "Finance Contract 86.677")

(the Finance Contract 83.445 and the Finance Contract 86.677 jointly referred to as the “Finance Contracts”)

Amendment No. 4 to Finance Contract 83.445 and Amendment No. 3 to Finance Contract 86.677

Dear Sirs,

reference is made to:

(i)	the Finance Contracts as defined above;

(ii)	your email dated 30 March 2020.

1.	INTERPRETATION

Unless otherwise defined, capitalised terms used in this letter have the same meaning attributed to them in the Finance Contracts. References to Articles in this letter are references to Articles in the Finance Contracts.

In this letter, “Effective Date” means the date on which the Bank confirms to the Borrower in writing (including by electronic mail or other electronic means) that the Bank has received in a form and substance satisfactory to it: (i) two (2) originals of this letter duly countersigned on behalf of the Borrowers, together with a certified copy of the relevant authority of signatories, unless otherwise already provided, and a copy of any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transaction contemplated by this letter or for the validity and enforceability of this letter.

2.	AMENDMENTS TO THE FINANCE CONTRACT

With effect from the Effective Date, each of the Finance Contracts shall be amended as set out below:

Changes in Definitions

In paragraph (b) (Definitions) of the section titled “INTERPRETATIONS AND DEFINITIONS” the definition of “Non Recurring Items” shall be amended by inserting the following text immediately after the words “until the end of loan life (2026)”:

“with the sole exception of the Test Period ending on 30 June 2020, in relation to which the 35% cap shall not apply”.

Changes in Schedule E – FINANCIAL RATIOS

a)	Paragraph (a) entitled “Consolidated Financial Indebtedness to Consolidated EBITDA” shall be amended by inserting the following text immediately after the last sentence of such paragraph:

“By way of derogation from the above mentioned 2.50 maximum threshold, the Parties agree that at the Accounting Dates of 30 June 2020 and 31 December 2020 the Consolidated Net Financial Indebtedness shall have to be not more than 3.50x times the Consolidated EBITDA for the Test Periods ending on such Accounting Dates.”

b)	Paragraph (c) entitled “Consolidated EBITDA to Consolidated Total Net Interest Payable” shall be amended by inserting the following text immediately after the last sentence of such paragraph:

“By way of derogation from the above mentioned 6.30 minimum threshold, the Parties agree that for the Test Periods ending on 30 June 2020 and on 31 December 2020 the Consolidated EBITDA shall have to be not lower than 5.00x times the Consolidated Total Net Interest Payable for that Test Period.”

3.	CONTINUING OBLIGATIONS

The provisions of the Finance Contracts shall, save as amended by this letter, continue in full force and effect. The Borrowers acknowledge and agree that, other than as expressly set out and agreed hereby, this letter does not constitute a waiver granted by the Bank or amendment of any other term or condition of the Finance Contracts. The Bank reserves any and all contractual and legal rights it has under the Finance Contracts and the applicable law.

The Borrowers shall, at the request of the Bank and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this letter.

4.	GOVERNING LAW AND JURISDICTION

This letter shall be governed by English laws and the parties hereto submit to the jurisdiction of the courts of England.

5.	THIRD PARTY RIGHTS

A person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this agreement.

6.	COUNTERPARTS

This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

If you are in agreement with the above, please have two (2) originals of this letter returned to the Bank, to the attention of Mrs. Angela Iacomucci (e-mail: a.iacomucci@eib.org) and Mrs. Roxana Gherca (e-mail: r.gherca@eib.org ), initialled in each page, dated and duly signed in the name and on behalf of Sorin Group Italia S.r.l. and LivaNova PLC together with a certified copy of the relevant authority of signatories, unless otherwise already provided, by and not later than thirty (30) days from the receipt of this letter. After such date, the Bank reserves the right, at its discretion, by notice to the Borrowers, to confirm whether acceptance of this letter by the Borrowers is considered as validly given by the Borrowers.

Yours faithfully,
EUROPEAN INVESTMENT BANK

/s/ Roy E. Stuart	/s/ A. Gagnato
R. Stuart	A. Gagnato
Head of Division	Legal Counsel

Acknowledged and agreed for and on behalf of,
LivaNova PLC

/s/ Thad Huston
Thad Huston, Chief Financial Officer

Date: 21/4/2020

Acknowledged and agreed for and on behalf of,
Sorin Group Italia S.r.l.

/s/ Piero Vecchi
Piero Vecchi, Director

Date: 21/4/2020

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